Exhibit 10.23

Execution Version

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”), dated as of May 21, 2026, is made by and between RK Capital Management LLC, a Florida limited liability company, North Commerce Parkway Capital LP, a Delaware limited partnership, and TQP Holdings LLC, a Delaware limited liability company (each, the “Investor”), and First Breach Inc., a Delaware corporation (the “Company”). The Investor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $50 million in aggregate gross purchase price of newly issued fully paid shares of the Company’s common stock, par value 0.0001 per share (the “Common Shares”);

WHEREAS, the Company intends to list the Common Shares for trading on the Nasdaq Capital Market under the symbol “FBDT” in connection with its direct listing, and the parties acknowledge that the obligations of the Investor to purchase common Shares hereunder shall be conditioned upon, among other things, the effectiveness of a registration statement registering the resale of the Common Shares and the listing of the Common Shares on the Nasdaq Capital Market.

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission (“Regulation D”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder; and

WHEREAS, the Parties are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, the Parties hereto agree as follows:

Article I
CERTAIN DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II
SHARE PURCHASES

Section 2.01 Share Purchases. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, Shares by the delivery to the Investor of Purchase Notices on the following terms:

(a) Purchase Notice. At any time during the Commitment Period, subject to the satisfaction or waiver by the Investor of the conditions set forth in Annex II and following the receipt by the Investor of confirmation that the transfer agent of the Company has credited the Investor’s account as set forth in Section 2.01(b) below, the Company may require the Investor to purchase Shares by delivering a Purchase Notice or Intraday Purchase Notice to the Investor. The Company shall, in its sole discretion, select the number of Common Shares to be sold, not to exceed the Maximum Purchase Amount (unless otherwise agreed to in writing by the Company and the Investor), it desires to issue and sell to the Investor in each Purchase Notice or Intraday Purchase Notice. Notwithstanding the foregoing, the Company shall not deliver any Purchase Notices or Intraday Purchase Notice during the PEA Period.

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(b) Date of Delivery of Purchase Notice. Purchase Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit B attached hereto. A Purchase Notice shall be deemed delivered on (i) the day upon which the Investor has received confirmation that the transfer agent of the Company has credited the Investor’s account (or its designee’s account) at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto with a number of Common Shares equal to the number of Common Shares set forth in the Purchase Notice, if such confirmation is received on or prior to 9:30 a.m. Eastern Time on a Trading Day, or (ii) the first Trading Day immediately following the date of the Investor’s receipt of such confirmation if received after 9:30 a.m. Eastern Time on a Trading Day, or on any day that is not a Trading Day, provided that upon mutual consent of the Company and the Investor, a Purchase Notice that is delivered after 9:30 a.m. Eastern Time may be deemed to have been delivered prior to 9:30 a.m. Eastern Time of such day. Upon receipt of a Purchase Notice, the Investor shall promptly provide written confirmation (which may be by e-mail) of receipt of such Purchase Notice. The Investor shall have the right, in its sole discretion, to designate the account into which the Common Shares to be issued pursuant to any Purchase Notice shall be deposited. The designated account for settlement shall be specified in the applicable Settlement Document delivered by the Investor, or as otherwise instructed by the Investor via email, and shall govern the delivery of Shares related to the immediately following Purchase Notice. The Company shall comply with such instructions, provided they are received in a timely manner and the designated account is capable of receiving Shares through the Depository Trust Company or another mutually agreed-upon delivery method.

(c) Intraday Purchase Notice. Notwithstanding Section 2.01(b) hereto, the Company may deliver a Purchase Notice to the Investor to purchase Shares on any Trading Day at or after 9:30 a.m. but prior to 4:00 p.m. Eastern Time (an “Intraday Purchase Notice”), and upon receipt of such notice, the Investor may, at its sole discretion, accept or reject such Intraday Purchase Notice. In the event that the Investor accepts an Intraday Purchase Notice, such Intraday Purchase Notice shall be deemed to be delivered at the Intraday Commencement Time, and any purchases made by the Investor pursuant to the Intraday Purchase Notice shall be made at the Intraday Purchase Price. For the avoidance of doubt, in the event the Investor accepts an Intraday Purchase Notice, the Company shall be required to comply with all obligations set forth in this Agreement as if a Purchase Notice is delivered, except for the obligation to confirm delivery of the Shares by the transfer agent prior to the commencement of the Pricing Period as set forth in Section 2.01(b) herein.

Section 2.02 Purchase Notice Limitations. Regardless of the number of Shares requested by the Company in a Purchase Notice or Intraday Purchase Notice, the final number of Shares to be issued and sold pursuant to such Purchase Notice or Intraday Purchase Notice shall be reduced (if at all) in accordance with each of the following limitations:

(a) Ownership Limitation; Commitment Amount. At the request of the Company, the Investor will inform the Company in writing (which may be by e-mail) of the number of Common Shares the Investor currently beneficially owns. At the request of the Investor, the Company shall promptly confirm in writing (which may be by e-mail) to the Investor the number of Common Shares then outstanding. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Shares under this Agreement which, when aggregated with all other Common Shares beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) to exceed 4.99% of the then outstanding voting power or number of Common Shares (the “Ownership Limitation”). In connection with each Purchase Notice or Intraday Purchase Notice, any portion of Shares requested to be purchased in such Purchase Notice or Intraday Purchase Notice that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company or the Investor, and such Purchase Notice or Intraday Purchase Notice shall be deemed automatically modified to reduce the number of Shares requested to be purchased by an amount equal to such withdrawn portion; provided, that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event, including the number of Shares affected by such withdrawal or modification.

(b) Registration Limitation. In no event shall the number of Shares included in a Purchase Notice or Intraday Purchase Notice exceed the number of Common Shares registered in respect of the transactions contemplated hereby under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Purchase Notice or Intraday Purchase Notice, any portion of the number of Shares requested to be purchased that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company or the Investor, and such Purchase Notice or Intraday Purchase Notice shall be deemed automatically modified to reduce the aggregate amount of Shares requested in such Purchase Notice or Intraday Purchase Notice by an amount equal to such withdrawn portion; provided, that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event, including the number of Shares affected by such withdrawal or modification.

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(c) Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the aggregate number of Common Shares issued and outstanding as of the Effective Date of this Agreement, which number shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”); provided, however, that the Exchange Cap will not apply if (a) the Company’s stockholders have approved the issuance of Common Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market or (b) the Average Price of all applicable sales of Common Shares hereunder (including any sales covered by a Purchase Notice that has been delivered prior to the determination of whether this clause (b) applies) equals or exceeds the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the Effective Date; or (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the Effective Date. In connection with each Purchase Notice, any portion of the number of Shares requested to be purchased that would exceed the Exchange Cap shall automatically be withdrawn with no further action required by the Company or the Investor, and such Purchase Notice shall be deemed automatically modified to reduce the aggregate amount of Shares requested in such Purchase Notice by an amount equal to such withdrawn portion in respect of each Purchase Notice.

(d) Volume Limitation. In connection with a Purchase Notice where the Company selects an Option 1 Pricing Period, if the total number of Common Shares traded on the Principal Market during the applicable Pricing Period is less than the Volume Threshold, then the number of Common Shares issued and sold pursuant to such Purchase Notice shall be reduced to the greater of (a) 20% of the trading volume of the Common Shares on the Principal Market during such Pricing Period as reported by Bloomberg L.P., or (b) the number of Common Shares sold by the Investor during such Pricing Period, but in each case not to exceed the amount requested in the Purchase Notice.

(e) In the event that trading of Common Stock on the Principal Market is halted, suspended, or materially disrupted during the Pricing Period, the Investor may, at its sole discretion, adjust in good faith and with the consent of the Company, which consent shall not be unreasonably withheld, the Pricing Period or the number of Shares to be purchased herein as may be reasonably necessary to account for such event.

Section 2.03 Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Purchase Notice or Intraday Purchase Notice from the Company the Parties shall be deemed to have entered into an unconditional contract binding on both Parties for the purchase and sale of Shares pursuant to such Purchase Notice or Intraday Purchase Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 6.19, the Investor may sell Common Shares after receipt of a Purchase Notice or Intraday Purchase Notice, including during a Pricing Period. The Parties acknowledge and agree that the Company’s liability under this Section 2.03 shall be limited solely to damages caused by the Company’s negligence or willful misconduct. For the avoidance of doubt, the Company shall not be liable for any damages, losses, or claims arising from (A) trading halts imposed by the Principal Market, the SEC or any regulatory authority or (B) the Investor’s trading strategy or investment decisions; provided, for the avoidance of doubt, that clause (B) shall not apply to any buy-in, cover, fail-to-deliver, settlement or similar loss, cost or expense arising out of or resulting from the Company’s failure to timely deliver Shares pursuant to a valid Purchase Notice or Intraday Purchase Notice in accordance with this Agreement

Section 2.04 Closings. The sale and purchase of Shares pursuant to a Purchase Notice or Intraday Purchase Notice (each, a “Closing”) shall take place as soon as practicable on each applicable Purchase Date in accordance with the procedures set forth below. The Company acknowledges that the Purchase Price is not known at the time a Purchase Notice is delivered but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a) On the Purchase Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit C (each a “Settlement Document”), setting forth the final number of Shares to be purchased by the Investor (taking into account any adjustments pursuant to the terms hereof), the Market Price, the Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. (or such other exchange data vendor authorized by the Principal Market to distribute official market data) indicating the VWAP for each of the Trading Days during the Pricing Period, in each case in accordance with the terms and conditions of this Agreement.

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(b) Promptly after receipt of the Settlement Document with respect to each Purchase Notice or Intraday Purchase Notice (and, in any event, not later than one Trading Day after such receipt), to the extent such Shares have not already been delivered to the Investor, the Company will, or will cause its transfer agent to, electronically transfer such number of Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Promptly after delivery of the Settlement Document, or to the extent such Shares have not already been delivered to the Investor, promptly upon receipt of such Shares, the Investor shall pay to the Company the aggregate Purchase Price of the Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Common Shares by the Investor, the Common Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Common Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Common Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption). To the extent that the number of Shares delivered to the Investor exceeds the number of shares to be purchased by the Investor in the Settlement Document (any such shares, the “Excess Shares”), the Investor will promptly instruct the Company’s transfer agent to return any such Excess Shares to the Company.

(c) On or prior to the Purchase Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d) If on any day during the Pricing Period (i) the Company notifies Investor that a Material Outside Event has occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that any pending sale of Shares pursuant to a Purchase Notice or Intraday Purchase Notice shall end and the final number of Shares to be purchased by the Investor at the Closing for such Purchase Notice or Intraday Purchase Notice shall be equal to the number of Common Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

(e) Any changes to settlement instructions previously provided by either Party shall (i) be made by written notice signed by an authorized signatory of the requesting Party (email alone shall not be sufficient), (ii) not be effective until the second Trading Day following receipt of such written notice by the other Party (no same-day changes to settlement instructions shall be permitted), and (iii) require the prior written approval of both Parties before becoming effective. Settlement instructions for each Purchase Notice or Intraday Purchase Notice shall be pre-approved in writing by both the Company and the Investor prior to the commencement of the applicable Pricing Period.

Section 2.05 Hardship.

(a) In the event the Investor sells Common Shares after receipt of a Purchase Notice or Intraday Purchase Notice and the Company fails to perform its obligations as mandated in this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in this Agreement and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

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Article III
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations, warrants, and covenants to the Company:

Section 3.01 Organization and Authorization. Each Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite limited liability company or equivalent power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to purchase or acquire the Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of the Transaction Documents to which it is a party by each Investor, the performance by each Investor of its obligations hereunder and the consummation by each Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of each Investor. The undersigned has the right, power and authority to execute and deliver the Transaction Documents to which it is a party and all other instruments on behalf of each Investor or its respective shareholders. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by each Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of each Investor, enforceable against each Investor in accordance with its terms.

Section 3.02 Evaluation of Risks. Each Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Shares and of protecting its interests in connection with the transactions contemplated hereby. Each Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03 No Legal, Investment or Tax Advice from the Company. Each Investor acknowledges that it had the opportunity to review the Transaction Documents and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors. Each Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and each Investor acknowledges that it may lose all or a part of its investment.

Section 3.04 Investment Purpose. Each Investor is acquiring the Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act; provided, however, that by making the representations herein, each Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. No Investor presently has any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. Each Investor is acquiring the Shares hereunder in the ordinary course of its business. Each Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein to the extent required by applicable law and to the extent the prospectus is related to the resale of Registrable Securities.

Section 3.05 Accredited Investor. Each Investor is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D.

Section 3.06 Information. Each Investor and its respective advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information that each Investor deemed material to making an informed investment decision. Each Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions to the Investor’s satisfaction. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

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Section 3.07 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any affiliate of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08 General Solicitation. The Investor is not purchasing or acquiring the shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 3.09 Reliance on Exemptions; Resale of Shares. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares. The Investor represents, warrants and covenants that it will resell Shares purchased or acquired by the Investor from the Company pursuant to this Agreement only pursuant to the Registration Statement in which the resale of such Shares is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and applicable state securities laws, rules and regulations. The Investor further acknowledges that the removal of the restrictive legend from certificate(s) or book-entry statement(s) representing the Shares is predicated, in part, upon the upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties and covenants of the Investor set forth in this Section 3.10.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor concurrently with this Agreement (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), or where specifically set forth below with respect to certain specified representations and warranties, the SEC Documents, the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 4.01 Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authority to own their properties and to carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company or its board of directors except for, if applicable, the approval of the Company’s shareholders. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

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Section 4.03 Authorization of the Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a Purchase Notice or Intraday Purchase Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and the resale of such Shares will be registered pursuant to Section 12(b) of the Exchange Act. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 4.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the certificate of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.05 SEC Documents; Financial Statements. If and during the period that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents required to be filed for the twelve (12) months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such SEC Documents). If and during the period that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company has delivered or made available to the Investor through the SEC’s website at true and complete copies of the SEC Documents, as applicable. If and during the period that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each of the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.06 Financial Statements. Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as of December 31 in each of the years 2025 and 2024 and the related statements of income and retained earnings, shareholders’ equity, and cash flow for the years then ended (the “Full Year Financial Statements”), and interim financial statements consisting of the unaudited balance sheet of the Company as of March 31, 2026 and the related statements of income and retained earnings, shareholders’ equity, and cash flow for the period then ended (the “Interim Financial Statements” and together with the Full Year Financial Statements, the “Financial Statements”) have been delivered to the Investor. The Financial Statements, and if and during the period that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles as issued by the Financial Accounting Standards Board (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto) that are required to be described in the SEC Documents; and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. Except as otherwise disclosed in the SEC Documents, the Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, which are applicable to it as of the date hereof. The Company’s accountants are set forth in the SEC Documents and such accountants are an independent registered public accounting firm as required by the Securities Act.

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Section 4.07 Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-1 under the Securities Act. Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to each Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Share Purchase Notice Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than a Registration Statement and the Prospectus to which the Investor has consented.

Section 4.08 No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Share Purchase Notice Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 4.09 Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.10 Equity Capitalization.

(a) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, $0.0001 par value per share, of which 45,034,282 shares of Common Stock are issued and outstanding and (ii) 1,000,000 shares of preferred stock, $0.0001 par value per share and of which 0 are issued and outstanding. The Common Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed on a Principal Market under the trading symbol “FBDT.” If and during the period that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company has taken no action designed to, or likely to have the effect of, (i) terminating the registration of the Common Shares under the Exchange Act, (ii) delisting the Common Shares from the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing and the Company is in compliance with all applicable listing requirements of the Principal Market. The Company has filed a registration statement on Form S-1 with the SEC in connection with the direct listing of Common Shares (the “Direct Listing Registration Statement”) and is diligently pursuing the effectiveness thereof and the listing of the Common Shares on the Nasdaq Capital Market. The Company has taken no action designed to, or likely to have the effect of, delaying, impairing, or terminating (a) the effectiveness of the Direct Listing Statement, (b) the registration of the Common Shares under the Exchange Act, or (c) the listing of the Common Shares on the Principal Market. The Company has not received any notification from the SEC or the Principal Market that it is declining, objecting to, or contemplating the denial of such registration or listing. To the Company’s knowledge, no event has occurred that would reasonably be expected to result in the material delay of such listing or registration.

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(b) Valid Issuance; Available Shares. All of such issued and outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable.

(c) Existing Securities; Obligations. Except as disclosed on Section 4.10(c) of the Disclosure Schedules: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement and the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; and (G) neither the Company nor any Subsidiary has entered into any Variable Rate Transaction (other than a transaction that is permitted under Section 6.22 of this Agreement).

Section 4.11 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.12 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.13 Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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Section 4.14 Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.15 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonable and customary in the businesses in which the Company and its Subsidiaries are engaged. To the Company’s knowledge, there is no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.16 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.17 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses.

Section 4.18 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.19 Absence of Certain Changes. Since the later of (x) the date of the Company’s most recent audited financial statements delivered to the Investor and (y) if and during such period that the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the date of the Company’s most recent audited financial statements contained in a Form 10-K (the later of (x) and (y), the “Reference Date”), there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Since the Reference Date, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business, or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings.

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Section 4.20 Subsidiaries. Other than as set forth in the Disclosure Schedule, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.21 Tax Status. Each of the Company and its Subsidiaries (i) has timely made or filed all material foreign, federal and state income tax returns and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.22 Certain Transactions. Except as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.23 Rights of First Refusal. The Company is not obligated to offer the Common Shares offered hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.24 Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Shares.

Section 4.25 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by any such Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to such Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to submit a Purchase Notice or Intraday Purchase Notice under this Agreement if the Registration Statement is not effective or if any issuances of Common Shares pursuant to any Purchase Notice or Intraday Purchase Notice would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 4.26 Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 4.27 Relationship of the Parties. Neither the Company, nor any of its subsidiaries, affiliates, nor, to the Company’s knowledge, any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and, to the Company’s knowledge, neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 4.28 Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the Applicable Laws and neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, not complied with Applicable Law; and no action, suit or proceeding by or before any governmental authority involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

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Section 4.29 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 4.30 Compliance with Laws. The Company and each of its Subsidiaries are in compliance in all material respects with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect.

Section 4.31 Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Article V
INDEMNIFICATION

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01 Indemnification by the Company. In consideration of each of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Investor and its officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls each such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to any Indemnified Liabilities to the extent, but only to the extent, that such Indemnified Liabilities resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by the Investor Indemnitee through its fraud, bad faith, gross negligence, or willful or reckless misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

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Section 5.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, each Investor shall, on a several basis, defend, protect, indemnify and hold harmless the Company, its Subsidiaries and all of its and their officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor; provided, however, that the foregoing indemnity shall not apply to any Indemnified Liabilities to the extent, but only to the extent, that such Indemnified Liabilities resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by the Company Indemnitee through its fraud, bad faith, gross negligence, or willful or reckless misconduct. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 5.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

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Section 5.04 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.05 Limitation of liability. Notwithstanding the foregoing, no party shall seek, nor shall any party be entitled to recover from the other party or be liable for, special, incidental, indirect, consequential, punitive or exemplary damages.

Article VI
COVENANTS

The Company covenants with each Investor, and each Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.01 Effective Registration Statement. During the Commitment Period, the Company shall use its best efforts to maintain the continuous effectiveness of each Registration Statement filed with the SEC under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

Section 6.02 Registration and Listing. The Company shall use its best efforts to cause the Common Shares to continue to be registered as a class of securities under Section 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its reasonable best efforts to continue the listing and trading of its Common Shares and the listing of the Shares purchased by the Investor hereunder on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its reasonable best efforts to cause the Common Shares to be listed or quoted on another Principal Market.

Section 6.03 Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time during the Commitment Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.04 Suspension of Registration Statement.

(a) Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of a Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith and after consultation with legal counsel that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

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(b) No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Shares of the Company pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws.

(c) Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 15 calendar days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Purchase Notice or Intraday Purchase Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.05 Listing of Common Shares. As of each Share Purchase Date, the Shares to be sold by the Company from time to time hereunder will have been registered for resale under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 6.06 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Purchase Notice or Intraday Purchase Notice, the Investor shall have received an opinion letter from counsel to the Company in form and substance satisfactory to the Investor.

Section 6.07 Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and, during the Commitment Period, will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.08 Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Common Shares) deliver to the transfer agent for the Common Shares (with a copy to the Investor) instructions to issue Common Shares to the Investor free of restrictive legends upon each issuance of Shares pursuant to a Purchase Notice or Intraday Purchase Notice if the delivery of such instructions are consistent with Applicable Law, in each case supported as needed by an opinion from legal counsel for the Company.

Section 6.09 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.10 Notice of Certain Events Affecting Registration; Suspension of Right to Submit a Purchase Notice. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus: (i) receipt of any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (v) of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus). The Company shall not deliver to the Investor any Purchase Notice or Intraday Purchase Notice, and the Company shall not sell any Shares pursuant to any pending Purchase Notice or Intraday Purchase Notice (other than as required pursuant to Section 2.04(d)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (iv), inclusive, a “Material Outside Event”).

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Section 6.11 Consolidation. If a Purchase Notice or Intraday Purchase Notice has been delivered to the Investor in accordance with Section 2.02 hereof, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Purchase Notice or Intraday Purchase Notice has been closed in accordance with Section 2.04, and all Shares in connection with such Purchase Notice or Intraday Purchase Notice have been received by the Investor.

Section 6.12 Issuance of the Company’s Common Shares. The issuance and sale of the Common Shares to the Investor hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) and/or Regulation D of the Securities Act and any applicable state securities law.

Section 6.13 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement (including, for the avoidance of doubt, any fees associated with any DWAC of such Shares), (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any Prospectus and any amendments or supplements thereto requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 6.14 Current Report. The Company shall disclose all material terms of the transactions contemplated by the Transaction Documents, and file copies of all material Transaction Documents (including exhibits thereto) as exhibits, in the Company’s registration statement on Direct Listing Registration Statement (or any amendment thereto) filed in connection with the Company’s direct listing. To the extent the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and has not previously disclosed the transactions contemplated hereby in the Direct Listing Statement, the Company shall timely file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including any exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Direct Listing Statement or Current Report, as applicable, prior to filing the Direct Listing Statement or Current Report, as applicable, with the SEC and shall give due consideration to all such comments. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that from and after the filing of the Direct Listing Statement with the SEC, the Company shall have publicly disclosed all material, nonpublic information provided to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives in connection with the transactions contemplated by the Transaction Documents. The Company agrees to, upon request from the Investor, publicly disclose any and all material non-public information the Investor may have prior to the submission of any Purchase Notice or Intraday Purchase Notice. The Company retains sole discretion to disclose material, non-public information regarding the Company to its own officers, directors, employees, advisors and other insiders without the consent or approval of the Investor, and no provision of this Agreement or any Transaction Document shall be construed to require the Company to obtain the Investor’s consent prior to sharing information with the Company’s own insiders. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares.

Section 6.15 Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any advances or loans to any executives, directors, or employees of the Company or any Subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of the Company or any Subsidiary whether or not such amounts are described on the balance sheets of the Company in any SEC Documents and any Subsidiary or described in any “Related Party Transactions” section of any SEC Documents. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise).

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Section 6.16 Purchase Notice Limitation. The Company shall not deliver a Purchase Notice or Intraday Purchase Notice if a shareholder meeting or corporate action date, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Purchase Notice or Intraday Purchase Notice and ending two Trading Days following the Closing of such Purchase Notice or Intraday Purchase Notice.

Section 6.17 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.18 Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 6.19 Selling Restrictions. Except as expressly set forth below, each Investor covenants that beginning on any date a Purchase Notice or Intraday Purchase Notice is validly delivered by the Company to the Investors and ending immediately after the expiration of the corresponding Pricing Period for such Purchase Notice or Intraday Purchase Notice, as applicable (the “Restricted Period”), none of the Investor, any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) any Common Shares; or (2) selling a number of Common Shares equal to the number of Shares that such Restricted Person is unconditionally obligated to purchase under a pending Purchase Notice or Intraday Purchase Notice but has not yet received from. In addition, upon effectiveness of the Registration Statement and until termination of this Agreement pursuant to Section 9.01 (and not solely during the Restricted Period), each Investor covenants that neither the Investor nor any of its Affiliates, officers, or any entity managed or controlled by the Investor shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, whether for its own principal account or for the principal account of any other Person. Any violation of this short sale prohibition shall constitute a breach of this Agreement.

Section 6.20 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Without the consent of the Investor, the Company shall not have the right to assign or transfer any of its rights or provide any third party the right to bind or obligate the Company to deliver Purchase Notices or Intraday Purchase Notices or effect the sale of Shares pursuant to a Purchase Notice or Intraday Purchase Notice.

Section 6.21 No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction that would violate the terms of the Transaction Documents or prevent the Company from performing its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in respect of a Purchase Notice.

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Section 6.22 Prohibited Transactions. For the avoidance of doubt, the Company may enter into, agree to enter into, or effect any Variable Rate Transaction at any time without the consent, approval, or prior notice to the Investor. Nothing in this Agreement shall restrict or prevent the Company from entering into, agreeing to enter into, or effecting any Variable Rate Transaction.

Section 6.23 Direct Listing Restructuring; Successor Obligations. In the event that the Company intends to consummate a direct listing or initial public offering through or by means of an Affiliate or successor entity (including, but not limited to, a holding company reorganization, merger, share exchange, or similar transaction) (such entity, the “Successor Entity”), the Company shall, as a condition to and no later than concurrently with the closing of such direct listing or initial public offering, cause such Successor Entity to either, at the sole discretion of the Investor, (i) execute and deliver to the Investor a new agreement on substantially the same terms and conditions as this Agreement (with such modifications as are reasonably necessary to reflect the capital structure and jurisdiction of organization of the Successor Entity) (such agreement, the “Substitute ELOC”), or (ii) execute and deliver to the Investor a novation agreement, in form and substance reasonably acceptable to the Investor, pursuant to which such Successor Entity shall be substituted for the Company as a party to this Agreement and shall assume all rights and obligations of the Company hereunder, and the Company shall be released from its hereunder upon the effectiveness of such novation (the “Novation”). The company shall provide the Investor with no less than fifteen (15) Business Days’ prior written notice of any proposed restructuring transaction described in this Section 6.23, together with a summary of the proposed structure, and shall consult with the Investor in good faith regarding the form of Novation or Substitute ELOC.

Article VII
NON-EXCLUSIVE AGREEMENT

Subject to Section 6.22 hereof, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article VIII
CHOICE OF LAW/JURISDICTION

Section 8.01 This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

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Article IX
TERMINATION

Section 9.01 Termination.

(a) Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the 36- month anniversary of the Effective Date, (ii) the date on which the Investor shall have made payment of Shares pursuant to any Purchase Notices or Intraday Purchase Notices under this Agreement equal to the Commitment Amount or (iii) the date any statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, withdrawn or endorsed by any court or governmental authority of competent jurisdiction, as applicable, (which shall include the Securities and Exchange Commission), the effect of which would prohibit any of the transactions contemplated by this Agreement.

(b) The Company may terminate this Agreement at any time, for any reason or no reason, effective upon written notice to the Investor, without penalty, any minimum usage or drawdown requirement, provided, that there are no outstanding Purchase Notices or Intraday Purchase Notices under which Common Shares have yet to be issued. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c) Nothing in this Section 9.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article X
NOTICES

Other than with respect to Purchase Notices or Intraday Purchase Notices, which must be in writing (which may be by email) and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested, (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Purchase Notices or Intraday Purchase Notices which shall be delivered in accordance with Exhibit B hereof) shall be:

If to the Company, to:	First Breach Inc.
18450 Showalter Road
Hagerstown, Maryland 21742
Attention: Jeffrey Low, CEO
Email: jeffrey@firstbreach.com

With copies (which shall not constitute notice or delivery of process) to:	Lucosky Brookman LLP
101 Wood Avenue South
Woodbridge, NJ 08830
Attention: Seth Brookman, Esq.
Email: sbrookman@lucbro.com

If to the Investor:	RK Capital Management, LLC
2500 Weston Road Suite 211
Weston, FL 33331
Attention: Jordan Abisch
Email: jabisch@rkcapl.com

TQP Holdings LLC
c/o The Quarry LP
331 Park Avenue South, 3rd Floor
Attention: Tanvir Kirpalani
Email: TQRisk@quarrylp.com

With copies (which shall not constitute notice or delivery of process) to:	Benesch Friedlander Coplan and Aronoff
1301 Avenue of the Americas, 6th Floor
New York, NY 10036
Attention: Zach Dann
Email: zdann@beneschlaw.com

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or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of delivery in accordance with clause (i), (ii) or (iii) above, respectively.

Article XI
MISCELLANEOUS

Section 11.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid as originals and effective for all purposes of this Agreement.

Section 11.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor each Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 11.03 Reporting Entity for Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be either (i) Bloomberg, L.P. or any successor thereto or (ii) such other exchange data vendor authorized by the Principal Market to distribute official market data. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 11.04 Structuring Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay to the Investor a legal and structuring fee in the amount of $25,000, which has been paid prior to the date hereof.

Section 11.05 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
FIRST BREACH INC.

By:
Name:
Title:

INVESTOR:
RK CAPITAL MANAGEMENT LLC

By:
Name:	Jordan Abisch
Title:	Managing Partner

INVESTOR:
NORTH COMMERCE PARKWAY CAPITAL LP

By:	NCPC GP LLC
Its: General Partner

By:
Name:	Jordan Abisch
Title:	Managing Partner

INVESTOR:
TQP HOLDINGS LLC

By:	TQ Master Fund LP
Its:	Managing Member

By:	TQ Fund GP LLC
Its:	General Partner

By:
Name:	Tanvir Kirpalani
Title:	Authorized Signatory

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ANNEX I TO THE
SHARE PURCHASE AGREEMENT
DEFINITIONS

“Affiliate” shall have the meaning set forth in Section 3.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Average Price” shall mean a price per Share equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Shares issued pursuant to this Agreement.

“Black Out Period” shall have the meaning set forth in Section 6.04.

“Closing” shall have the meaning set forth in Section 2.05.

“Commitment Amount” shall mean $50,000,000 of Common Shares.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 9.01.

“Common Shares” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

“Condition Satisfaction Date” shall have the meaning set forth in Annex II.

“Disclosure Schedule” shall have the meaning set forth in Article IV.

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program.

“DWAC” shall mean Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Eligible” shall mean (a) the Common Shares are eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by DTC’s underwriting department, (c) the transfer agent of the Company is approved as an agent in the DTC/FAST Program, (d) the Common Shares are otherwise eligible for delivery via DWAC, and (e) the transfer agent does not have a policy prohibiting or limiting delivery of the Common Shares, as applicable, via DWAC.

“Effective Date” shall mean the date hereof.

“Environmental Laws” shall have the meaning set forth in Section 4.13.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exchange Cap” shall have the meaning set forth in Section 2.02(c).

“Hazardous Materials” shall have the meaning set forth in Section 4.13.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

“Intraday Commencement Time” shall mean 9:30 AM East Time, or, if an Intraday Purchase Notice is delivered after 9:30 AM Eastern Time, the time at which the Investor affirmatively accepts such Intraday Purchase Notice.

“Intraday Purchase Price” shall mean the price per Share obtained by multiplying the lowest Sale Price after the Intraday Commencement Time on the Trading Day the Intraday Purchase Notice is delivered by 99.0%.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

“Market Price” shall mean the lowest daily VWAP of the Common Shares during the relevant Pricing Period.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 6.10.

“Maximum Purchase Amount” means, (x) with respect to a Purchase Notice electing an Option 1 Pricing Period, an amount of Common Shares equal to the lesser of (i) twenty percent (20%) of the average daily trading volume of the Common Stock of the Company during the ten (10) Trading Days immediately preceding such Purchase Notice and (ii) 250,000; and (y) with respect to a Purchase Notice electing an Option 2 Pricing Period, an amount of Common Shares equal to the lessor of (i) one hundred percent (100%) of the average daily trading volume of the Common Stock of the Company during the ten (10) Trading Days immediately preceding such Purchase Notice, and (ii) 250,000.

“OFAC” shall have the meaning set forth in Section 4.31.

“Option 1 Market Price” shall mean the VWAP of the Common Shares during the Option 1 Pricing Period.

“Option 2 Market Price” shall mean the lowest daily VWAP of the Common Shares during the Option 2 Pricing Period.

“Option 1 Pricing Period” shall mean the period on the applicable Share Purchase Notice Date with respect to a Purchase Notice selecting an Option 1 Pricing Period commencing (i) if submitted to the Investor prior to 9:00 AM Eastern Time on a Trading Day, the open of trading on such day, or (ii) if submitted to the Investor after 9:00 AM Eastern Time on a Trading Day, the open of trading on the immediately succeeding Trading Day, and in each case, ending on 4:00 PM Eastern Time on such applicable Trading Day; provided, however, that upon mutual consent of the Company and the Investor, a Purchase Notice selecting an Option 1 Pricing Period that is delivered after 9:00 AM Eastern Time may be deemed to have been delivered prior to 9:00 AM Eastern Time of such day. For the avoidance of doubt, the Option 1 Pricing Period shall only commence on the day upon which the Investors have received confirmation that the transfer agent of the Company has credited the Investor’s account (or its designees account) at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may agreed upon by the parties hereto.

“Option 2 Pricing Period” shall mean the three consecutive Trading Days commencing on the Share Purchase Notice Date. For the avoidance of doubt, the Option 2 Pricing Period shall only commence on the day upon which the Investors have received confirmation that the transfer agent of the Company has credited the Investor’s account (or its designees account) at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may agreed upon by the parties hereto.

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“Ownership Limitation” shall have the meaning set forth in Section 2.02(a).

“PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the tenth (10th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement or any subsequent Registration Statement, and ending at 9:30 a.m., Eastern time, on the Business Day immediately following, the effective date of any post-effective amendment to the Registration Statement.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Pricing Period” shall mean the Option 1 Pricing Period or Option 2 Pricing Period, as applicable; provided, that with respect to an Intraday Purchase Notice, the Pricing Period shall commence at the Intraday Commencement Time.

“Principal Market” shall mean Nasdaq Capital Market; provided however, that in the event the Common Shares are ever listed or traded on the New York Stock Exchange, or the NYSE American then the “Principal Market” shall mean such exchange (as applicable) to the extent such other market or exchange is the principal trading market or exchange for the Common Shares.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement, including documents incorporated by reference therein.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including documents incorporated by reference therein.

“Purchase Date” shall mean the first Trading Day after expiration of the applicable Pricing Period for each validly issued Purchase Notice or Intraday Purchase Notice.

“Purchase Notice” shall mean a written notice in the form of Exhibit B attached hereto to the Investor executed by an officer of the Company and setting forth the number of Shares that the Company desires to issue and sell to the Investor or Intraday Purchase Notice.

“Purchase Price” shall mean (A) the price per Share obtained by multiplying the Market Price by (i) 97% in respect of a Purchase Notice with an Option 1 Pricing Period, and (ii) 97% in respect of a Purchase Notice with an Option 2 Pricing Period, or (B) with respect to an Intraday Purchase Notice, the Intraday Purchase Price.

“Registration Limitation” shall have the meaning set forth in Section 2.02(b).

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Sanctions” shall have the meaning set forth in Section 4.31.

“Sanctioned Countries” shall have the meaning set forth in Section 4.31.

“Sale Price” means any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

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“Share Purchase Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 2.01(b) of this Agreement) a Purchase Notice or Intraday Purchase Notice to the Investor, subject to the terms of this Agreement.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall mean (1) any registration statement filed by the Company with the SEC, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act, (2) any proxy statement or prospectus filed by the Company with the SEC, including all documents incorporated or deemed incorporated therein by reference, whether or not included in a registration statement, in the form in which such proxy statement or prospectus has most recently been filed with the SEC under the Securities Act, (3) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the two years prior to the date hereof, including, without limitation, the Current Report, (4) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (5) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Document” shall have the meaning set forth in Section 2.04(a).

“Shares” shall mean Common Shares that the Company shall issue and sell to the Investor pursuant to a Purchase Notice under the terms of this Agreement.

“Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into an “equity line of credit,” or other continuous offering or similar offering of Common Shares, or (iii) enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Common Shares.

“Volume Threshold” shall mean a number of Common Shares equal to the quotient of (a) the number of Common Shares requested by the Company in a Purchase Notice divided by (b) 0.20.

“VWAP” shall mean for any Trading Day, the daily volume weighted average price of the Common Shares for the such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P. or such other exchange data vendor authorized by the Principal Market to distribute official market data.

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ANNEX II TO THE
SHARE PURCHASE AGREEMENT

CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PURCHASE NOTICE

The right of the Company to deliver a Purchase Notice or Intraday Purchase Notice and the obligations of the Investor hereunder with respect to the purchase of Shares pursuant to a Purchase Notice or Intraday Purchase Notice are subject to the satisfaction or waiver, on each Share Purchase Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Share Purchase Notice Date, except to the extent such representations and warranties are as of another date, in which case such representations and warranties shall be true and correct as of such other date.

(b) Structuring Fee. The Company shall have paid the initial structuring legal fee in accordance with Section 11.04.

(c) Registration of the Common Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Common Shares issuable pursuant to such Purchase Notice or Intraday Purchase Notice and no stop order with respect to such Registration Statement shall be pending or threatened by the SEC. The Current Report shall have been filed with the SEC.

(d) Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Shares issuable pursuant to such Purchase Notice or Intraday Purchase Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Common Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(e) Board. The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Effective Date, in the form attached hereto as Exhibit D.

(f) No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(g) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(h) No Injunction; Regulation. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or withdrawn by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(i) No Suspension of Trading in or Delisting of Common Shares. Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares is listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

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(j) Authorized. All of the Shares issuable pursuant to the applicable Purchase Notice or Intraday Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior Purchase Notices or Intraday Purchase Notices required to have been received by the Investor under this Agreement shall have been delivered to the Investor in accordance with this Agreement.

(k) Executed Purchase Notice. The representations contained in the applicable Purchase Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(l) MNPI. The Company shall have publicly disclosed any and all material non-public information the Investor may have received prior to the submission of the Purchase Notice or Intraday Purchase Notice.

(m) PEA Period. There shall not be an active PEA Period.

(n) DWAC Eligible. The Common Shares shall be DWAC Eligible.

(o) Opinions. The Investor shall have received the opinion letter of the Company’s counsel in form and substance satisfactory to the Investor.

(p) Certificates. The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware within ten (10) Business Days of the Effective Date.

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Exhibit A

Form of Registration Rights Agreement

[See attached]

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Exhibit B

Purchase Notice

FIRST BREACH INC.

Dated: ______________

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Shares of First Breach Inc. (the “Company”) issuable in connection with this [Purchase Notice] / [Intraday Purchase Notice], delivered pursuant to that certain Share Purchase Agreement, dated as of [___], 2026 (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1.	The undersigned is the duly elected ______________ of the Company.

2.	There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.	The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Share Purchase Notice Date. All conditions to the delivery of this Purchase Notice are satisfied as of the date hereof.

4.	The number of Shares the Company is requesting is: ___________________.

5.	The Pricing Period for this Purchase Notice shall be [an/the] [Option 1 Pricing Period] / [Option 2 Pricing Period] / [Intraday Purchase Commencement Time].

6.	(For an Option 1 Pricing Period Add:) The Volume Threshold for this Purchase Notice shall be _______________.

The undersigned has executed this Purchase Notice as of the date first set forth above.

First Breach Inc.

By:
Name:
Title:

Please deliver this Purchase Notice by email to:

Email:
Attention:
Telephone:

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Exhibit C

Form of Settlement Document

VIA EMAIL

First Breach Inc.

Attn:

Email:

Below please find the settlement information with respect to the Purchase Notice Date of:
1.a.	Number of Common Shares requested in the [Purchase Notice / Intraday Purchase Notice]
1.b.	Volume Threshold (Number of Common Shares in (1) divided by 0.20.
1.c.	Number of Common Shares traded during the Pricing Period
2.	Adjusted [Purchase Notice / Intraday Purchase Notice] Amount (if applicable)
3.	[Option [1] / [2] Market Price] / [Intraday Purchase Price]
4.	Purchase Price ([Market Price x 97%] / [Intraday Purchase Price])
5.	Number of Common Shares due to the Investor
6.	Total Purchase Price (row 4 x 5)

[Please issue the number of Advance Shares due to the Investor to the account of the Investor as follows:

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

CONTACT PERSON:

NUMBER AND/OR EMAIL:]1

Agreed and approved by:

First Breach Inc.

By:
Name:
Title:

1 To be used if the Investor elects to accept a Purchase Notice without delivery of Common Shares to account.

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Exhibit D

Form of Secretary’s Certificate

This Secretary’s Certificate (the “Certificate”) is being delivered pursuant to Section (e) of Annex II of that certain Share Purchase Agreement, dated as of [______], 2026 (“Agreement”), by and between First Breach Inc., a Delaware corporation (the “Company”), RK Capital Management LLC, a Florida limited liability company, North Commerce Parkway Capital LP, a Delaware limited liability partnership, and TQP Holdings LLC, a Delaware limited liability company (together, the “Investors”), pursuant to which the Company may sell to the Investors up to Fifty Million ($50,000,000) of the Company’s Common Stock. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

The undersigned, _____________, the Secretary of the Company, hereby certifies, on behalf of the Company and not in [his/her] individual capacity, as follows:

1.	I am the Secretary of the Company.

2.	Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company by-laws (“Bylaws”) and Certificate of Incorporation, as amended (“Certificate of Incorporation”), and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Certificate of Incorporation.

3.	Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company by unanimous written consent effective as of ________, 2026. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Agreement, or the issuance, offering and sale of the Shares and (ii) and the performance of the Company of its obligations under the Transaction Documents as contemplated therein.

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IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of __________, 2026.

Secretary

The undersigned, as Chief Financial Officer of First Breach Inc., a Delaware corporation, hereby certifies that __________________ is the duly elected, appointed, qualified and acting Secretary of First Breach Inc., and that the signature appearing above is [his/her] genuine signature.

Chief Financial Officer

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